UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 02, 2023

Arcadia Biosciences, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37383	81-0571538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

202 Cousteau Place Suite 105
Davis, California		95618
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 530 756-7077

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	RKDA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 2, 2023, Arcadia Biosciences, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional and accredited investors (the “Purchasers”) for the sale and issuance in a private placement (the “Private Placement”) of (i) 666,334 shares (or pre-funded warrants in lieu thereof) of its common stock (the “Shares”) at a purchase price per share of $9.00, (ii) Series A preferred investment options (the “Series A Investment Options”) to purchase up to a total of 666,334 shares of common stock (“Series A Option Shares”) and (iii) Series B preferred investment options (the “Series B Investment Options”, and together with the Series A Investment Options, the “Investment Options”) to purchase up to a total of 666,334 shares of common stock (“Series B Option Shares”, and together with the Series A Option Shares, the “Option Shares”). Pre-funded warrants sold in the Private Placement in lieu of shares of common stock have a purchase price of $8.9999 per share of common stock underlying each such warrant (equal to the purchase price per share of common stock, minus the exercise price of $0.0001). Each pre-funded warrant sold in the Private Placement is exercisable for one share of common stock at an exercise price of $0.0001 per share, is immediately exercisable, and will not expire until fully exercised. The Series A Investment Options will be exercisable immediately upon issuance and will expire five years following the issuance date and have an exercise price of $9.00 per share. The Series B Investment Options will be exercisable immediately upon issuance and will expire eighteen months following the issuance date and have an exercise price of $9.00 per share. The closing of the sale of the Shares (or pre-funded warrants in lieu thereof) and the Investment Options is expected to take place on or about March 6, 2023, subject to satisfaction of customary closing conditions.

A holder (together with its affiliates) may not exercise any portion of the pre-funded warrants or Investment Options to the extent that the holder would own more than 4.99% (or 9.99% at the election of the holder) of the outstanding common stock immediately after exercise, which percentage may be changed at the holder’s election to a lower percentage at any time or to a higher percentage not to exceed 9.99% upon 61 days’ notice to the Company.

Also on March 2, 2023 and in connection with the Private Placement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Purchasers. Pursuant to the Registration Rights Agreement, the Company agreed to prepare and file a registration statement (the “Resale Registration Statement”) with the United States Securities and Exchange Commission (the “SEC”) by April 3, 2023 for purposes of registering the resale of the Shares (or common stock issuable upon exercise of the pre-funded warrants) and Option Shares. The Company also agreed to use its best efforts to cause this registration statement to be declared effective by the SEC by May 1, 2023 (May 31, 2023 in the event of a “full review” of the registration statement by the SEC). If the Company fails to meet the specified filing deadlines or keep the Resale Registration Statement effective, subject to certain permitted exceptions, the Company will be required to pay liquidated damages to the Purchasers. The Company also agreed, among other things, to indemnify the selling holders under the Resale Registration Statement from certain liabilities and to pay all fees and expenses incident to the Company’s performance of or compliance with the Registration Rights Agreement.

Concurrent with the Private Placement, the Company entered into preferred investment option amendment agreements (the “Option Amendment Agreements”) with the Purchasers. Under the Option Amendment Agreements, the Company agreed to amend certain existing warrants and preferred investment options to purchase up to a total of 178,132 shares of common stock that were previously issued to the Purchasers in September 2019, May 2020, July 2020, December 2020, January 2021 and August 2022, with exercise prices of $301, $191, $154, $120, $125 and $37 per share, respectively (the “Existing Warrants”), in consideration for the purchase of the Shares, pre-funded warrants and Preferred Investment Options in the Private Placement. Under the Option Amendment Agreements, the Company agreed to lower the exercise price of such Existing Warrants to $9.00 per share. The amendment of the Existing Warrants pursuant to the Option Amendment Agreements is subject to the consummation of the Private Placement.

The Company entered into an engagement letter with H.C. Wainwright & Co., LLC (“Wainwright”) dated March 2, 2023 (the “Engagement Letter”), pursuant to which Wainwright agreed to serve as the Company’s exclusive placement agent for certain equity financing transactions, including the Private Placement. The Company has agreed to pay Wainwright an aggregate fee equal to 6.0% of the gross proceeds received by the Company from the Private Placement. The Company also agreed to pay Wainwright $25,000 for non-accountable expenses, up to $35,000 for fees and expenses of legal counsel and other out-of-pocket expenses and a management fee equal to 1.0% of the gross proceeds raised in the Private Placement. The Engagement Letter has indemnity and other customary provisions for transactions of this nature.

Pursuant to the Engagement Letter, the Company also agreed to grant to Wainwright, or its designees, unregistered preferred investment options to purchase up to 5.0% of the aggregate number of shares of common stock and pre-funded warrants sold to the Purchaser (33,317 shares) (“Placement Agent Investment Options”) at an exercise price per share of $11.25 and with a term of five years. The Placement Agent Investment Options, and the shares issuable upon exercise thereof, will be issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and in reliance on similar exemptions under applicable state laws.

The issuance and sale by the Company of the Shares, the pre-funded warrants, the Investment Options, the Option Shares, the Placement Agent Investment Options and the shares of common stock issuable upon exercise of the Placement Agent Investment Options are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), and are being offered pursuant to an exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder.

The foregoing description of the Purchase Agreement, the pre-funded warrants, the Investment Options, the Registration Rights Agreement, the Option Amendment Agreements and the Placement Agent Investment Options is not complete and is qualified in its entirety by references to the forms of such documents, copies of which are filed as exhibits to this report and are incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosures in Item 1.01 of this Form 8-K are incorporated by reference into this Item 3.02 in their entirety.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Decsription
4.1	Form of Pre-Funded Warrant

4.2	Form of Series A Preferred Investment Option

4.3	Form of Series B Preferred Investment Option

4.4	Form of Placement Agent Preferred Investment Option

10.1	Form Securities Purchase Agreement

10.2	Form of Registration Rights Agreement

10.3	Form of Investment Option Amendment Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCADIA BIOSCIENCES, INC.

Date:	March 3, 2023	By:	/s/ THOMAS J. SCHAEFER
Thomas J. Schaefer, Chief Financial Officer